EXHIBIT 10.5.5

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 25th day of September, 2014 (the “Fourth Amendment Effective Date”), by and between Silicon Valley Bank (“Bank”) and Carbylan Therapeutics, Inc., a Delaware corporation (“Borrower”) whose address is 3181 Porter Drive, Palo Alto, CA 94304.

RECITALS

A.        Bank and Borrower have entered into that certain Loan and Security Agreement dated as October 26, 2011 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.        Borrower has requested that Bank amend the Loan Agreement to (i) extend a Growth Capital Term Loan facility, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.        Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.        Amendments to Loan Agreement.

2.1      Section 2.1.3 (Growth Capital Term Loan). A new Section 2.1.3 is added to the Loan Agreement which reads as follows:

2.1.3    Growth Capital Term Loan.

(a)        Availability. Subject to the terms and conditions of this Agreement: (i) Bank agrees to lend to Borrower within three (3) Business Days after the Fourth Amendment Effective Date, one advance (the “Growth Capital Term Loan”) in an aggregate original principal of Four Million Five Hundred Thousand Dollars ($4,500,000); and (ii) the proceeds of the Growth Capital Term Loan shall be used to prepay all Growth Capital Advances pursuant to Section 2.1.2(e) with the remaining proceeds to be delivered to Borrower. When repaid, the Growth Capital Term Loan may not be re-borrowed. Bank’s obligation to lend hereunder shall terminate on the third (3rd) Business Day after the Fourth Amendment Effective Date.

(b)        Repayment. For the Growth Capital Term Loan: (i) Borrower shall make monthly payments of interest only commencing on the first day of the month following the month in which the Funding Date occurs with respect to the Growth Capital Term Loan and continuing thereafter on the first day of each successive calendar month through and including June 30, 2015 (or March 31, 2016 if the Growth Capital Term Loan Condition occurs), (ii) commencing on July 1, 2015 (or April 1, 2016 if the Growth Capital Term Loan Condition occurs), and continuing thereafter on the first day of each successive calendar month through and including the Growth Capital Term Loan Maturity Date, Borrower shall make thirty-six (36) (or twenty-seven (27) if the Growth Capital Term Loan Condition occurs) equal monthly payments of principal and interest which would fully amortize the Growth Capital Term Loan, and (iii) all unpaid principal and accrued and unpaid interest is due and payable in full on the Growth Capital Term Loan Maturity Date. Each date that a monthly payment of principal and interest is due as to the Growth Capital Term Loan shall be referred to herein as a “Growth Capital Term Loan Scheduled Payment Date” and each scheduled monthly payment of principal and interest as to the Growth Capital Term Loan shall be referred to herein as “Growth Capital Term Loan Scheduled Payment,” and collectively, “Growth Capital Term Loan Scheduled Payments.” The Growth Capital Term Loan may only be prepaid in accordance with Sections 2.1.3(d) and 2.1.3(e).

(c)        Growth Capital Term Loan Final Payment. On the final Growth Capital Term Loan Scheduled Payment Date, Borrower shall pay, in addition to the outstanding principal, accrued and unpaid interest, and all other amounts due on such date with respect to the Growth Capital Term Loan, an amount equal to the Growth Capital Term Loan Final Payment.

(d)        Mandatory Prepayment Upon an Acceleration. If the Growth Capital Term Loan is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of: (i) all outstanding principal plus accrued interest, (ii) the Growth Capital Term Loan Final Payment, plus (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e)         Permitted Prepayment of Loans. Borrower shall have the option to prepay all, but not less than all, of the Growth Capital Term Loan advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay Growth Capital Term Loan at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued interest, (B) the Growth Capital Term Loan Final Payment, plus (C) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

2.2      Section 2.3(a)(ii) (Interest Rate). A new Sub-section 2.3(a)(iii) is added to the Loan Agreement which reads as follows:

(ii)        Growth Capital Term Loan. Subject to Section 2.3(b), the principal amount outstanding under the Growth Capital Term Loan shall accrue interest, which interest shall be payable monthly, at a fixed per annum rate equal to the greater of (i) three and three-quarters percent (3.75%), or (ii) the Growth Capital Term Loan Basic Rate as determined on its Funding Date.

2.3      Section 8.1 (Payment Default). Section 8.1 of the Loan Agreement is amended to read as follows:

Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Growth Capital Term Loan Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

2.4        Section 13 (Definitions). The following terms and their respective definitions are added in Section 13.1 in proper alphabetical order:

“FDA” means the Food and Drug Administration of the United States of America and any successor agency thereof.

“Fourth Amendment” is the Fourth Amendment to Loan and Security Agreement by and between Bank and Borrower.

“Fourth Amendment Effective Date” is defined in the Fourth Amendment.

“Fourth Amendment Warrant” means that certain Warrant to Purchase Stock dated the Fourth Amendment Effective Date executed by Borrower in favor of Bank.

“Growth Capital Term Loan” is a loan made by Bank pursuant to the terms of Section 2.1.3 hereof.

“Growth Capital Term Loan Basic Rate” is the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” on the Funding Date, plus (b) the Growth Capital Term Loan Margin. (In the event Release H.15 is no longer published, Bank shall select a comparable publication to determine the U.S. Treasury note yield to maturity.)

“Growth Capital Term Loan Condition” means Borrower has presented evidence satisfactory to Bank on or prior to March 31, 2015 that Borrower has achieved either of the following: (a) Borrower has received at least Thirty Million Dollars ($30,000,000) in cash from its initial public offering, or (bi) Borrower has (i) achieved full enrollment in its first Phase 3 Trial, COR1.1, (ii) filed its IND with the FDA, and (iii) received at least Twenty Million Dollars ($20,000,000) in cash from the sale of its capital stock in an equity round after the Fourth Amendment Effective Date (excluding the conversion of the Subordinated Debt referred to in Section 7(c) of the Fourth Amendment).

“Growth Capital Term Loan Final Payment” is, for the Growth Capital Term Loan, a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earlier of (a) the final Growth Capital Term Loan Scheduled Payment Date or (b) the acceleration or prepayment of the Growth Capital Term Loan, equal to the original principal amount of such Growth Capital Term Loan, multiplied by eleven and one-half percent (11.5%).

“Growth Capital Term Loan Margin” is 289 basis points, or 2.89%.

“Growth Capital Term Loan Maturity Date” is: (i) if the Growth Capital Term Loan Condition has not occurred, the 36th Growth Capital Term Loan Scheduled Payment Date, but no later than June 1, 2018, or (ii) if the Growth Capital Term Loan Condition has occurred, the 27th Growth Capital Term Loan Scheduled Payment Date, but no later than June 1, 2018.

“Growth Capital Term Loan Scheduled Payment” is defined in Section 2.1.3(b).

“Growth Capital Term Loan Scheduled Payment Date” is defined in Section 2.1.3(b).

“IND” means an Investigational New Drug application submitted to the FDA.

2.5      Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Credit Extension” is any Term Loan, Growth Capital Advance, Growth Capital Term Loan or any other extension of credit by Bank for Borrower’s benefit.

“Warrant” means, individually and collectively, (i) that certain Warrant to Purchase Stock dated the Effective Date executed by Borrower in favor of Bank, as amended by the Warrant Amendment and as further amended by the Second Amendment to 2011 Warrant, (ii) the Second Amendment Warrant and (iii) the Fourth Amendment Warrant.

3.        Limitation of Amendments.

3.1      The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2      This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.        Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1      Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2      Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3      The organizational documents of Borrower delivered to Bank prior to the Second Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4      The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5      The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6      The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7      This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.        Bank Expenses. Borrower shall pay to Bank all Bank Expenses (including reasonable attorneys’ fees and reasonable expenses for documentation and negotiation of this Amendment) incurred through and after the Fourth Amendment Effective Date, when due.

6.        Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.        Effectiveness. This Amendment shall be deemed effective as of the Fourth Amendment Effective Date upon the occurrence of all of the following:

(a)        the due execution and delivery to Bank of this Amendment by each party hereto;

(b)        the due execution and delivery to Bank of the Fourth Amendment Warrant by each party thereto;

(c)        Borrower shall have received, after August 21, 2014, at least Five Million Dollars ($5,000,000) in cash from the first tranche of its issuance of Nine Million Dollars ($9,000,000) of unsecured convertible debt to an existing investor, which Indebtedness constitutes Subordinated Debt; and

(d)        the due execution and delivery to Bank by the holder of the Indebtedness referred to in Section 7(c) above, of a subordination agreement in the form agreed to by Bank.

8.        Amendments in Writing; Integration. This Amendment is a Loan Document. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Amendment and the Loan Documents.

9.        Governing Law; Venue. The provisions of Section 11 of the Loan Agreement apply to this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

CARBYLAN THERAPEUTICS, INC.

By: /s/ David Renzi 9/25/2014
Name: David M. Renzi
Title: President and CEO

BANK:

SILICON VALLEY BANK

By: /s/ Kevin Longo
Name: Kevin Longo
Title: Vice President